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SUPPLEMENT
(To Prospectus Supplement dated October 28, 2005
to Prospectus dated September 26, 2005)

                          $2,740,586,000 (APPROXIMATE)

                                LEHMAN XS TRUST

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5N

   Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated October 28, 2005 (the "Prospectus Supplement"), for purposes of the "Initial Certificate Ratings" with respect to S&P on page S-1, and the Class M1, Class M2, Class M3 and Class M4 Certificates, footnote (6) is hereby deleted and the S&P rating of "N/A" is deleted and replaced with the following Initial Certificate Ratings:

                                                     S&P
                                                     ---
                  M1 .............................   AA+
                  M2 .............................    AA
                  M3 .............................     A
                  M4 .............................   BBB

   In addition, reference to the term "Swap Allocation Payment Amount", on page S-42 under the section "Principal Payment Priorities" clause II.(i), will refer to the Pool 1 Swap Allocation Payment Amount, the Pool 2 Swap Allocation Payment Amount and the Pool 3 Swap Allocation Payment Amount for such Distribution Date for Pool 1, Pool 2 and Pool 3, respectively.

   All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                            ------------------------

               THE DATE OF THIS SUPPLEMENT IS NOVEMBER 17, 2005.